UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 14, 2006

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070

(Address of principal executive offices, including zip code)

(201) 935-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Senior Executive Salary Reductions

On December 14, 2006, AXS-One Inc. (the ‘‘Company’’) entered into letter agreements with William P. Lyons, its Chairman of the Board and Chief Executive Officer, Joseph Dwyer, its Executive Vice President, Chief Financial Officer, Treasurer and Secretary and Elias Typaldos, its Executive Vice President, Technology, pursuant to which the base salaries of each such officer for the 2007 calendar year will be reduced as follows: Mr. Lyons – from $400,000 to $100,000; Mr. Dwyer – from $250,000 to $150,000; and Mr. Typaldos – from $300,000 to $250,000. The aforementioned salary reductions will be discontinued effective January 1, 2008, or earlier upon a change in control of the Company. If these executives are terminated without cause during 2007, severance payments would be based on 2006 salary levels.

The foregoing description of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the letter agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and incorporated herein by reference.

Restricted Stock Grants

On December 14, 2006, the Compensation Committee of the Board of Directors of AXS-One, Inc. authorized the grant of restricted stock under the 2005 Stock Incentive Plan as follows: William P. Lyons – 440,732 shares, Joseph Dwyer – 146,911 shares, and Elias Typaldos – 73,455 shares. The restricted shares vest in two equal annual installments and the vesting accelerates upon a change of control of the Company or if the grantee’s employment is terminated by the Company without cause or upon the death or disability of the grantee.

The foregoing description of the Restricted Stock Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, a copy of which is filed as Exhibit 10.4 hereto, and incorporated herein by reference.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits — The following exhibits are filed as part of this report:

10.1    Letter Agreement with William Lyons

10.2    Letter Agreement with Joseph Dwyer

10.3.    Letter Agreement with Elias Typaldos

10.4	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: December 18, 2006	By: /s/ Joseph P. Dwyer Joseph P. Dwyer Executive Vice President, Chief Financial Officer and Treasurer